UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2012

Ultratech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22248	94-3169580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Zanker Road, San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 321-8835

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2012, Ultratech, Inc. (the “Company”) entered into a Patent Assignment Agreement (the “Agreement”) by and between the Company and International Business Machines Corporation (“IBM”), a customer of the Company. Pursuant to the Agreement, on June 28, 2012 the Company acquired the rights to a collection of patents from IBM, including patents in packaging such as C4 bumping, Ball Grid Arrays, lead-free solders and 3D packaging. Representing both U.S. and foreign patents, the portfolio includes claims directed at methods of making, at compositions and at structures of semiconductor devices. The Company paid $8,000,000 for the rights to the patents. The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

On June 28, 2012, the Company issued a press release announcing the acquisition of the patent rights described above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Patent Assignment Agreement between Ultratech, Inc. and IBM.

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 28, 2012

ULTRATECH, INC.

By:	/s/ Bruce R. Wright
Bruce R. Wright
Senior Vice President, Finance and Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer

Exhibit Index

Exhibit	Description

10.1	Patent Assignment Agreement between Ultratech, Inc. and IBM.

99.1	Press release.